CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 29, 2026, relating to the financial statements and financial highlights of GPS Funds I and GPS Funds II comprising GuideMark® Core Fixed Income Fund, GuideMark® Emerging Markets Fund, GuideMark® Large Cap Core Fund, GuideMark® Small/Mid Cap Core Fund, GuideMark® World ex-US Fund, GuidePath® Conservative Income Fund, GuidePath® Flexible Income Allocation Fund, GuidePath® Growth Allocation Fund, GuidePath® Growth and Income Fund, GuidePath® Income Fund, GuidePath® Multi-Asset Income Allocation Fund, GuidePath® Tactical Allocation Fund, and the consolidated financial statements of GuidePath® Absolute Return Allocation Fund and GuidePath® Conservative Allocation Fund which are included in Form N-CSR for the year ended March 31, 2026, and to the references to our firm under the headings “Counsel, Independent Registered Public Accounting Firm and Service Providers” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd. COHEN & COMPANY, LTD. Milwaukee, Wisconsin July 27, 2026